SIXTH AMENDMENT
                    TO AMENDED AND RESTATED CREDIT AGREEMENT

         THIS SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment") is made and dated as of the 31st day of March, 2003 by and among SOS STAFFING SERVICES, INC., a Utah corporation (the "Borrower"), the Lenders to the Credit Agreement described below, WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and BANK ONE, NA, as documentation agent for the Lenders (in such capacity, the "Documentation Agent").

                                    RECITALS

         A. Pursuant to that certain Amended and Restated Credit Agreement dated as of July 27, 1998 among the Lenders, the Borrower, the Documentation Agent and the Administrative Agent (as amended, extended and replaced from time to time, the "Credit Agreement"), the Lenders agreed to extend credit to the Borrower on the terms and conditions set forth therein. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

         B. The Borrower has requested that the Lenders agree to amend the Credit Agreement in certain respects and the Lenders have agreed to do so on the terms and subject to the conditions set forth more particularly below.

         NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

         1. Extension of Facility Termination Date. To reflect the agreement of the parties hereto to extend the term of the credit facilities evidenced by the Credit Agreement, effective as of the Effective Date (as defined in Paragraph 8 below), the definition of the term "Facility Termination Date" set forth in
Article I of the Credit Agreement is hereby amended by deleting the date "September 1, 2003" set forth therein and replacing the same with the date "April 30, 2004."

         2. Modification of Financial Covenants. To reflect the agreement of the parties to the modification of certain of the financial covenants set forth in the Credit Agreement, effective as of the Effective Date:

         (a) Section 6.16 of the Credit Agreement is hereby amended to read in its entirety as follows:

                           "6.16. Minimum EBITDA. The Borrower will not permit its EBITDA, determined as of the last day of each fiscal month for the period of twelve (12) consecutive months then ending to be less than:

                           For Fiscal Month Ending:             Minimum EBITDA
                           -----------------------              --------------
                           March 2003                          $   20,000.00
                           April 2003                          $  215,000.00
                           May 2003                            $  550,000.00
                           June 2003                           $1,115,000.00
                           July 2003                           $1,575,000.00
                           August 2003                         $2,235,000.00
                           September 2003                      $2,955,000.00
                           October 2003                        $3,570,000.00
                           November 2003                       $4,120,000.00
                           December 2003                       $4,345,000.00
                           January 2004                        $4,345,000.00
                           February 2004                       $4,420,000.00
                           March 2004                          $4,580,000.00
                           April 2004                          $4,750,000.00

         (b) Section 6.18 of the Credit Agreement is hereby amended to read in its entirety as follows:

                           "6.18. Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio of the Borrower and its consolidated Subsidiaries, determined as of the last day of each fiscal quarter for the four consecutive fiscal quarter periods ending on such date, to be less than:

           For Fiscal Quarters Ending:             Minimum Required Ratio
           ---------------------------             ----------------------
           March 2003                                1.20:1.00
           June 2003                                 1.20:1.00
           September 2003                            1.00:1.00
           December 2003                             1.05:1.00
           March 2004                                1.10:1.00

         (c) Section 6.19 of the Credit Agreement is hereby amended to read in its entirety as follows:

                           "6.19. Total Indebtedness / Adjusted EBITDA Ratio. The Borrower will not permit the Total Indebtedness/Adjusted EBITDA Ratio of the Borrower and its consolidated Subsidiaries, determined as of the last day of each fiscal quarter for the four consecutive fiscal quarters then ending, to exceed:

              For Fiscal Quarters Ending:            Maximum Permitted Ratio
              ---------------------------            -----------------------
              March 2003                                7.95:1.00
              June 2003                                 8.60:1.00
              September 2003                            8.35:1.00
              December 2003                             7.35:1.00
              March 2004                                7.05:1.00

         (d) Section 6.20 of the Credit Agreement is hereby amended in its entirety as follows:

                           "6.20. Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio of the Borrower and its consolidated Subsidiaries, determined as of the last day of each fiscal quarter of the Borrower to be less than:

             For Fiscal Quarters Ending:            Minimum Permitted Ratio
             ---------------------------            -----------------------
             March 2003                                1.40:1.00
             June 2003                                 1.40:1.00
             September 2003                            1.15:1.00
             December 2003                             1.20:1.00
             March 2004                                1.30:1.00

         (e) The definition of the term "Interest Charges" set forth in Article I of the Credit Agreement is hereby amended to read in its entirety as follows:

                           "'Interest Charges' means, for any period and with respect to any Person, the sum, without duplication of: (a) interest paid or payable during such period by such Person on Indebtedness of such Person, plus (b) all debt discount and expense amortized or required to be amortized during such period by such Person, plus (c) all obligations of such Person in respect of any interest rate or currency swap, rate cap or similar transaction paid or required to be paid during such period by such Person; provided, however, that, in the case of the Borrower, `Interest Charges' shall not include: (i) the Supplemental Facility Fee (as defined in the Fifth Amendment to Amended and Restated Credit Agreement and Waiver dated as of April 15, 2002 among the Borrower and the Lenders) payable by the Borrower to the Lenders on September 1, 2003, (ii) the Supplemental Note Fee (as defined in the Amendment No. 3 to Note Purchase Agreement dated as of April 15, 2002 among the Borrower and the Noteholders) payable by the Borrower to the Noteholders or (3) the Recapitalization Fee until the date as of which such fees are paid in cash.

         3. Modification of Mandatory Prepayments. To reflect the agreement of the parties hereto to modify certain of the mandatory prepayment requirements in the Credit Agreement, effective as of the Effective Date, Section 2.18(ii) of the Credit Agreement is hereby amended to read in its entirety as follows:

                           "(ii) On each of September 1, 2003, October 1, 2003, November 1, 2003, and December 1, 2003, the Borrower shall pay to the Administrative Agent for distribution to the Lenders or delivery to the Administrative Agent to be held as cash collateral for the Obligations, as applicable, and subject to the concurrent payment to the Noteholders of the Additional Required Payment due under the Note Purchase Agreement on such dates, that portion of each Additional Required Payment payable on such date to the extent necessary to reduce the principal amount of Loans outstanding on such date to an amount not to exceed the Loan Credit Sublimit as reduced on such date."

         4. Overline Letters of Credit. To reflect the agreement of the Administrative Agent to issue, and the agreement of the Lenders to permit to be issued by the Administrative Agent, an additional Letter of Credit or Letters of Credit in available amounts such that the aggregate amount available for drawing under Outstanding Letters of Credit may exceed the $10,000,000 limitation set forth in Section 2.19 of the Credit Agreement:

                  (a) Section 2.19 of the Credit Agreement is hereby amended to read in its entirety as follows:

                           "2.19. Issuance of Letters of Credit.

                           (1) On the terms and subject to the conditions set forth herein, the Administrative Agent shall, from time to time from and including the date of this Agreement and prior to the Facility Termination Date, issue its letters of credit (each a "Letter of Credit" and, collectively, the "Letters of Credit") for the account of the Borrower, in an amount (a) which when added to the aggregate amount of other Outstanding Letters of Credit and unpaid L/C Drawings will not exceed $10,000,000, and (b) which when added to the aggregate amount of Loans outstanding hereunder and the aggregate amount of other Outstanding Letters of Credit and unpaid L/C Drawings will not exceed the Aggregate Commitment.

                           (2) Notwithstanding the dollar limitation on Outstanding Letters of Credit and unpaid L/C Drawings set forth in subsection (1)(a) above, upon receipt by the Borrower of the Federal Net Loss Carry Back Refund, the Administrative Agent will, on the terms and subject to the conditions set forth below, issue a letter of credit or letters of credit hereunder (the "Overline Letters of Credit") in an aggregate available amount not to exceed $2,000,000. The agreement of the Administrative Agent to issue the Overline Letters of Credit is subject to each of the following terms and conditions:

(i) On the issuance date thereof there shall not have occurred and be continuing a Default or an Unmatured Default;

(ii)              The  Borrower   shall  have  executed  and  delivered  to  the
                  Administrative Agent the Bank Group Letter of Credit Security Agreement;

(iii) There shall have been delivered to the Administrative Agent cash collateral in an amount not less than the aggregate amount available for drawing under all Overline Letters of Credit, said cash collateral to be held by the Administrative Agent for the benefit of itself and the Lenders as collateral security for all Outstanding Letters of Credit on the terms and subject to the conditions set forth in the Bank Group Letter of Credit Security Agreement;

(iv) The beneficiary or beneficiaries of the Overline Letters of Credit shall be providers of worker's compensation insurance covering employees of the Borrower acceptable to the Administrative Agent; and

(v) The Administrative Agent shall have received all documents, instruments and agreements and all fees payable by the Borrower with respect to Letters of Credit generally under this Agreement, it being acknowledged and agreed that the Overline Letters of Credit constitute "Letters of Credit" for all purposes of this Agreement and the other Loan Documents, including, without limitation, the provisions of subsections
                  (3) and (4) of this  Section  2.19  and the fee  provision  of
                  Section 2.25(a).

                           (3) Each Letter of Credit shall be requested by the Borrower at least one Business Day prior to the proposed issuance date by delivery to the Administrative Agent of a duly executed Letter of Credit Application, accompanied by all other documents, instruments and agreements as the Administrative Agent may require (the "L/C Documents").

                           (4) Each Letter of Credit shall be issued solely in support of worker's compensation insurance providers, shall have a stated expiration date no later than January 26, 2004 and shall be in form reasonably acceptable to such worker's compensation insurance providers. Each Letter of Credit shall be automatically renewed for a one year period upon the scheduled expiration date set forth in such Letter of Credit and upon each anniversary of such expiration date unless at least sixty (60) days prior to such expiration date, or prior to any anniversary of such expiration date, the Administrative Agent, as the issuer thereof, shall notify both the Borrower and the beneficiary of such Letter of Credit in writing by registered mail that the Administrative Agent elects not to renew such Letter of Credit.

                           (5) In the event for whatever reason funds drawn under any Letter of Credit are returned to the Borrower or are legally required to be returned to the Borrower, the Borrower shall or, to the extent such funds have not yet been returned to the Borrower, shall direct the holder of such funds to, deliver such funds to the Collateral Agent to be applied as provided in Section 4(b) of the Intercreditor Agreement. In connection with the renegotiation or extension of any Letter of Credit, the Borrower shall use its best efforts to cause the beneficiary thereunder to agree in writing to deliver such funds directly to the Collateral Agent."

                  (b) Section 2.25 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "Section 2.25. Letter of Credit Fees. The Borrower agrees to pay:

                           (1) To the Administrative Agent for the account of the Lenders, ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment, a letter of credit fee equal to one percent (1%) multiplied by the stated amount of all Outstanding Letters of Credit, said fee to be payable in arrears on each Payment Date and on the Facility Termination Date; and

                           (2) So long as any Overline Letter of Credit shall remain Outstanding, to the Collateral Agent for distribution in accordance with the provisions of Section 4(j) of the Intercreditor Agreement, an additional letter of credit fee equal to the Overline L/C Percentage on the date of payment thereof multiplied by the stated amount of all Outstanding Letters of Credit on such date, said fee to be payable on the date of issuance of the Overline Letters of Credit, on the first day of each calendar quarter thereafter and on the Facility Termination Date."

                  (c) The following new definitions are hereby added to Article I of the Credit Agreement, in correct alphabetical order, to read in their entirety as follows:

                  "'Bank Group Letter of Credit Security Agreement' means a pledge and security agreement in form and substance acceptable to the Administrative Agent and the Lenders pursuant to which the Borrower shall pledge and grant to the Administrative Agent for the benefit of the Administrative Agent and the Lenders cash collateral for all outstanding Letters of Credit, but which shall in any event provide that at such time as the Overline Letters of Credit are no longer Outstanding Letters of Credit, the lien of the Administrative Agent for the benefit of the Administrative Agent and the Lenders thereon shall be automatically deemed released and the Administrative Agent shall deliver such cash collateral to the Collateral Agent to be applied as provided in Section 4(b) of the Intercreditor Agreement."

                  "`Federal Net Loss Carry Back Refund' means the federal net loss carry back tax refund that the Borrower expects to receive during 2003 in respect of the Borrower's 1996 and 1997 fiscal year tax payment."

                  "'Overline L/C Percentage' means that percentage equal to: (a) one quarter of one percent (0.25%) multiplied by (b) that percentage which the available amount under Outstanding Overline Letters of Credit bears to $2,000,000."

         5. Loan Credit Sublimit Floor. To reflect the agreement of the Borrower and the Lenders not to reduce the Loan Credit Sublimit below $2,500,000 and to provide that Additional Commitment Reductions and amounts allocable to the Lenders pursuant to the Intercreditor Agreement as a result of Specified Transactions which would otherwise reduce the Loan Credit Sublimit below such amount are to be delivered to and held by the Administrative Agent as cash collateral for the obligations of the Borrower to repay the principal of and accrued and unpaid interest on the Loans:

                  (a) The  definition  of "Loan  Credit  Sublimit"  set forth in
Article I of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "'Loan Credit Sublimit' means $3,378,294.72, as such amount shall be reduced from time to time: (a) upon an Additional Commitment Reduction, in accordance with Section 4(a)(ii) of the Intercreditor Agreement, and (b) at the times and in the manner provided in Section

         4(b) of the Intercreditor Agreement in connection with a Specified Transaction; provided, however, that to the extent an Additional Commitment Reduction or application of amounts allocable to the Lenders pursuant to the Intercreditor Agreement as a result of a Specified Transaction would reduce the Loan Credit Sublimit below $2,500,000, the amount of such Additional Commitment Reduction or payment resulting from a Specified Transaction shall be delivered to and held by the Administrative Agent for the benefit of the Lenders as cash collateral for the obligations of the Borrower to repay the principal of and accrued and unpaid interest on the Loans pursuant to the Bank Group Unapplied Payments Security Agreement on the terms and subject to the conditions set forth therein."

                  (b) A new definition of "Bank Group Unapplied Payments Security Agreement" is hereby added to Article I of the Credit Agreement, in correct alphabetical order, to read in its entirety as follows:

                  "'Bank Group Unapplied Payments Security Agreement' means a pledge and security agreement in form and substance acceptable to the Administrative Agent and the Lenders pursuant to which the Borrower shall pledge and grant to the Administrative Agent for the benefit of the Administrative Agent and the Lenders as cash collateral for the Obligations all amounts delivered to the Administrative Agent as Additional Commitment Reductions or payments resulting from Specified Transactions the application of which would reduce the Loan Credit Sublimit below $2,500,000, but which shall in any event provide that at such time as the principal of and interest accrued and unpaid on Loans shall have been paid in full (whether by application of amounts held as collateral thereunder or otherwise) and any further obligation of the Lenders to advance additional Loans terminated, the lien of the Administrative Agent for the benefit of the Administrative Agent and the Lenders thereon shall be automatically deemed released and the Administrative Agent shall deliver such cash collateral to the Collateral Agent to be applied as provided in Section 4(b) of the Intercreditor Agreement."

         6. Recapitalization Transaction. Notwithstanding anything contained in the Fifth Amendment to Amended and Restated Credit Agreement and Waiver dated as of April 15, 2002 (the "Fifth Amendment") or any subsequent agreement regarding the timing of the preparation of the offering memorandum for the Recapitalization Transaction by the Investment Banker (as the terms "Investment Banker" and "Recapitalization Transaction" are defined in the Fifth Amendment), the parties hereto acknowledge and agree that the Investment Banker shall cause the offering memorandum for the Recapitalization Transaction to be prepared and distributed no later than April 30, 2003. The Company shall use its best efforts to obtain a firm commitment or signed letter of intent to consummate the
Recapitalization Transaction in form and substance reasonably satisfactory to the Lenders no later than July 31, 2003. In the event such a commitment or signed letter of intent is not obtained by such date, the Company shall pay to the Collateral Agent for allocation as provided in Section 4(j) of the Intercreditor Agreement a fee in the amount of $250,000 (the "Recapitalization Fee"), it being agreed and understood by the Lenders that the "Recapitalization Fee" payable by the Borrower under the Amendment No. 4 to Note Purchase Agreement dated as of May 31, 2002 to the Noteholders is the same fee as the Recapitalization Fee referred to herein. Failure to cause the offering memorandum for the Recapitalization to be prepared and distributed as required hereunder or pay the fee if required hereunder shall, at the option of either of the Lenders, as evidenced by written notice of such provided by the Administrative Agent to the Company at the request of any Lender, the constitute a Default under the Credit Agreement.

         7. Waiver of Existing Defaults. Effective as of the Effective Date the Administrative Agent, the Documentation Agent and the Lenders hereby waive the Defaults existing under the Credit Agreement by virtue of the failure of the Borrower to have been in compliance with the requirements of Section 6.16 of the Credit Agreement at and as of February 28, 2003. The Borrower acknowledges and agrees that such waiver is given on a one time basis and that nothing contained herein shall in any manner or to any extent constitute any agreement of the Administrative Agent, the Documentation Agent or the Lenders: (a) to waive any other Default or Unmatured Default existing at the date hereof, whether of not the Administrative Agent, the Documentation Agent or the Lenders knew or should have known of the existence of such Default or Unmatured Default, or (b) to waive any Default occurring following the execution and delivery of this Amendment, whether under Section referred to above or otherwise.

         8. Effective Date. This Amendment shall be effective as of the date first written above upon the date (the "Effective Date") that the Administrative Agent shall have received:

                  (a) This Amendment, duly executed by all parties signatory hereto;

                  (b) The Bank Group Unapplied Payments Security Agreement;

                  (c) If any Overline Letter of Credit is to be issued on the Effective Date, the Bank Group Letter of Credit Security Agreement;

                  (d) Such corporate resolutions, incumbency certificates and other authorizing documentation as the Lenders shall require;

                  (e) Evidence satisfactory to the Administrative Agent that an amendment to the Intercreditor Agreement in form and substance acceptable to the Lenders has been or will concurrently with the Effective Date be executed and delivered by all parties thereto and that all conditions precedent to the effectiveness of such amendment will be satisfied; and

                  (f) Such other fees and expenses (including attorneys' fees and time charges of attorneys for the Administrative Agent, the Documentation Agent and the Lenders) paid or incurred by the Administrative Agent, the Documentation Agent or any Lender in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of this Amendment (nothing contained herein shall in any manner or to any extent release the Borrower from its obligations under Section 9.7 of the Credit Agreement to pay such other fees and expenses as may be required to be paid by the Borrower thereunder).

If the Effective Date shall not have occurred on or before April 15, 2003 this Amendment shall, at the option of the Lenders as evidenced by written notice to such effect given by the Lenders to the Borrower, terminate and be of no further force and effect and the Administrative Agent, the Documentation Agent and the Lenders may proceed to exercise any and all rights, powers and remedies available to them at law, in equity or otherwise.

         9. Reaffirmation of the Loan Documents. The Borrower and each of the Guarantors by executing this Amendment as provided below, hereby affirms and agrees that: (a) the execution and delivery by it of and the performance of its obligations under this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of its obligations under the Loan Documents to which it is party except to the extent expressly amended hereby, (b) the terms "Obligations," "Guaranteed Obligations" and "Senior Creditor Obligations" as used in the Loan Documents include, without limitation, the Obligations of Borrower under the Credit Agreement as amended by this Amendment (and including, without limitation, the obligations of the Borrower hereunder), (c) except as expressly amended hereby, the Loan Documents remain in full force and effect as written and constitute valid, enforceable obligations of such Persons, as applicable, and (d) each of such Persons expressly waives, releases and absolutely and forever discharges the Administrative Agent, the Documentation Agent and the Lenders and their respective shareholders, directors, officers, employees and agents, and their heirs, personal representatives, successors and assigns, from any and all liability, claims, demands, damages, actions and causes of action that any of such Persons may now have, or have had prior to the date hereof arising out of or relating to the Loan Documents, the transactions contemplated thereby and any action or inaction of any of the above-named Persons with respect thereto.

         10. Representations and Warranties. The Borrower and each of the Guarantors by executing this Amendment as provided below, hereby represents and warrants to the Lenders that:

                  (a) It has the corporate power and authority and the legal right to execute, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment.

                  (b) This Amendment has been duly executed and delivered on its behalf and constitutes its legal, valid and binding obligation enforceable against it in accordance with the terms of this Amendment.

                  (c) On the date of this Amendment, there does not exist a Default or Unmatured Default.

                  (d) None of such Persons has any existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to any of the Loan Documents.

         11. No Other Amendment. Except as expressly amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect as written.

         12. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                           [Signature Page Following]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

              SOS STAFFING SERVICES, INC., as the Borrower



              By:______________________________________________________
              Name:____________________________________________________
              Title:___________________________________________________


              BANK ONE, NA, as the Documentation Agent and a Lender



              By:______________________________________________________
              Name:____________________________________________________
              Title:___________________________________________________


              WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent and a Lender



              By:______________________________________________________
              Name:____________________________________________________
              Title:___________________________________________________

ACKNOWLEDGED AND AGREED as of the 31st day of March, 2003:

INTELIANT CORPORATION



By:
    -----------------------------------------
Name:
      ---------------------------------------
Title:
       --------------------------------------


INDUSTRIAL SPECIALISTS, INC., formerly
Known as Servcom Staff Management, Inc.



By:
    -----------------------------------------
Name:
      ---------------------------------------
Title:
       --------------------------------------


SOS COLLECTION SERVICES, INC.



By:
    -----------------------------------------
Name:
      ---------------------------------------
Title:
       --------------------------------------


DEVON & DEVON PERSONNEL SERVICES, INC.



By:
    -----------------------------------------
Name:
      ---------------------------------------
Title:
       --------------------------------------